EXHIBIT 99.2

WidePoint Reports Fourth Quarter and Full Year 2024 Financial Results

Fairfax, VA – April 16, 2025 – WidePoint Corporation (NYSE American: WYY), the innovative enterprise cyber security and mobile technology provider, reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 and Recent Operational Highlights:

•	Exceeded revenue, adjusted EBITDA, and free cashflow guidance
•	30th consecutive quarter of positive Adjusted EBITDA
•	5th consecutive quarter of positive free cash flow
•	Awarded $2.5 million Task Order under the Spiral 4 Contract Vehicle
•	Achieved FedRAMP Authorized Status for its Intelligent Technology Management System
•	Launched M365 Analyzer that identifies actionable savings for Microsoft software license inventory
•	Partnered with 22Vets Technologies for Smart City Internet of Things Program
•	$51.2 million contract awards in 2024, of which $45.6 million was from Federal agencies and $5.6 million from commercial organizations
•	$290 million contract backlog as of December 31, 2024

Fourth Quarter 2024 Financial Highlights:

•	Revenues were $37.7 million, a 33% increase from the same quarter last year
•	Gross margin was 13%, and gross margin excluding carrier services revenue was 36%
•	Adjusted EBITDA[1], a non-GAAP financial measure, was $631,000, a 49% improvement from the same quarter last year
•	Net loss improved to $356,000 or a loss of $(0.04) per share, compared to $1.3 million or a loss of $(0.15) per share from the same period last year,
•	Free cash flow[1], a non-GAAP financial measure, was $593,000 or an improvement of 92% compared to the same period last year

Full Year 2024 Financial Highlights:

•	Revenues were $142.6 million, a 35% increase from last year
•	Gross margin was 13%, and gross margin excluding carrier services revenue was 34%
•	Adjusted EBITDA, a non-GAAP financial measure, was $2.6 million, a 229% increase from last year
•	Net loss improved to $1.9 million or a loss of $(0.21) per share, from a loss of $4.0 million or a loss of $(0.46) per share last year
•	Free cash flow, a non-GAAP financial measure, was $2.5 million compared to $(300,000) last year
•	As of December 31, 2024, our unrestricted cash was $6.8 million with no bank debt

1 Free cash flow and Adjusted EBITDA are non-GAAP financial measures. See below for the definition of such measures and a reconciliation to GAAP.

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Management Commentary

WidePoint CEO Jin Kang commented: “Our 2024 results were a byproduct of surpassing the three key goals we set for the year: continued investments in sales and marketing, operational execution, and technical advancements. We continue to execute across all facets of our business lines, as demonstrated not only by exceeding all three of our guidance metrics of (revenue, adjusted EBITDA and free cashflow), but also by the notable improvements in our bottom line from 2022 to 2024. The positive trend in our financial performance has positioned us well to achieve our goal of positive earnings per share for the full year 2025. A major highlight of the year was our technical advancements. We successfully developed our MobileAnchor and M365 Analyzer solution sets and, most notably, achieved the long-awaited FedRAMP Authorization Status. This milestone will be pivotal in unlocking new opportunities that were previously beyond our reach, in addition to positioning us for future growth and outpacing our competitors.”

“Four months into 2025, we have set the following goals to drive further improvements in WidePoint’s financial performance and enhance returns for our valued shareholders. First, we aim to establish strategic partnerships to leverage shared client networks, expand our customer base, and grow our contract backlog. While still in the early stages, we are actively engaged in serious discussions with multiple parties regarding MobileAnchor, our Device-as-a-Service program, and offering solutions for cost savings to the new presidential administration. Second, we continue to prepare for the upcoming DHS CWMS 3.0 recompete, where we believe we are in a strong position to succeed. Our authorization to operate from DHS and now our FedRAMP Authorized status, proven track record working with the agency, seamless system integration with DHS infrastructure, and industry certifications and accreditations all places us ahead of our competition for this opportunity. Third, we are focused on the commercialization of our newly developed MobileAnchor and M365 Analyzer. Through our upcoming partnership program and additional investments, we believe these solutions will gain significant traction throughout 2025. Lastly, our goal is to achieve positive earnings per share for the year, an important milestone for our company. We look forward to continued growth and successful execution across all areas of our business throughout 2025.”

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Fourth Quarter 2024 Financial Summary

Full Year 2024 Financial Summary

Conference Call

WidePoint’s management will host the conference call today (April 16, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 333097

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Wednesday, April 30, 2025.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 52176

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About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Free cashflow, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA and Free cashflow is provided below:

WidePoint uses EBITDA, Adjusted EBITDA and Free cashflow as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA such as stock-based compensation expense. WidePoint defined Free cashflow as Adjusted EBITDA less capital expenditures. Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance stockholders' ability to evaluate the Company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the Company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for GAAP.

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Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gateway-grp.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2024	DECEMBER 31, 2023
ASSETS	(Unaudited)	
CURRENT ASSETS		
Cash	$ 6,775,139	$ 6,921,160
Restricted cash	1,042,256	-
Accounts receivable, net of allowance for credit losses of $46,150 and $81,359, respectively	11,930,474	8,219,793
Unbilled accounts receivable	31,798,431	16,618,639
Other current assets	3,771,473	1,083,671
Total current assets	55,317,773	32,843,263
NONCURRENT ASSETS		
Property and equipment, net	544,723	780,800
Lease right of use asset	4,183,561	4,045,222
Intangible assets, net	5,063,795	7,336,348
Goodwill	5,811,578	5,811,578
Other long-term assets	659,086	483,288
Total assets	$ 71,580,516	$ 51,300,499
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 16,524,863	$ 12,633,658
Accrued expenses	30,851,255	16,175,702
Current portion of deferred revenue	4,770,683	2,009,343
Current portion of lease liabilities	735,152	638,258
Total current liabilities	52,881,953	31,456,961
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,200,019	4,114,516
Contingent consideration	-	6,900
Deferred revenue, net of current portion	907,160	1,027,770
Deferred tax liabilities, net	11,415	16,923
Total liabilities	58,000,547	36,623,070
Commitments and contingencies (Note 14)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,485,508 and 8,893,220 shares issued and outstanding, respectively	9,487	8,894
Additional paid-in capital	103,103,653	102,151,381
Accumulated other comprehensive loss	(450,945)	(334,899)
Accumulated deficit	(89,082,226)	(87,147,947)
Total stockholders' equity	13,579,969	14,677,429
Total liabilities and stockholders' equity	$ 71,580,516	$ 51,300,499

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

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